UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	November 23, 2004
Starcraft Corporation

(Exact Name of Registrant as Specified in Its Charter)
Indiana	000-22048	35-1817634

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P. O. Box 1903, 1123 South Indiana Avenue, Goshen, Indiana		46527-1903

(Address of Principal Executive Offices)		(Zip Code)
(574) 534-7827

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |   | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |   | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2004, Starcraft Corporation, an Indiana corporation (“Starcraft”), Quantum Fuel Systems Technologies Worldwide Inc., a Delaware corporation (“Quantum”), and Quake Sub Inc., an Indiana corporation and a wholly-owned subsidiary of Quantum (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Starcraft, with Starcraft continuing as the surviving corporation and a wholly-owned subsidiary of Quantum (the “Merger”). The Starcraft Board of Directors has unanimously approved the Merger and the Merger Agreement and has recommended that the Starcraft shareholders approve the Merger Agreement.

In connection with the Merger, each share of Starcraft common stock that is outstanding at the effective time of the Merger (the “Effective Time”) will be converted into the right to receive 2.341 shares of Quantum common stock (the “Exchange Ratio”). Each outstanding option to purchase a share of Starcraft common stock (a “Starcraft Stock Option”) will be either (i) converted at the Effective Time into an option to acquire 2.341 shares of Quantum common stock, at an exercise price equal to the Starcraft Stock Option exercise price divided by 2.341, or (ii) canceled in exchange for a payment of the difference between $15.61 and the exercise price of the vested Starcraft Stock Option. Holders of interests in Starcraft’s directors’ share plan will receive $15.61 per share, and their interests in the plan will terminate. On November 23, 2004, there were 8,968,691 shares of Starcraft common stock outstanding.  In addition, 814,030 shares were subject to outstanding and vested Starcraft Stock Options and 28,074 shares were subject to directors’ share plan rights.

Starcraft’s 8.5% Convertible Subordinated Promissory Notes due July 1, 2009, in aggregate principal amount of $15,000,000, will be convertible into Quantum common stock after the Merger, based on the applicable conversion price of the Notes, as adjusted for the Exchange Ratio.

The completion of the Merger is subject to various customary conditions, including the approval of the Starcraft shareholders and Quantum stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act. If Quantum’s daily volume weighted average share price on applicable measurement dates following Starcraft’s shareholders’ meeting is less than $5.00 per share, Starcraft can terminate the Merger Agreement unless Quantum chooses, at its option, to increase the Exchange Ratio as further described in the Merger Agreement.

Kelly L. Rose, Jeffrey P. Beitzel, Douglass C. Goad and Richard C. Anderson, who collectively represent approximately 51.3% of Starcraft’s outstanding common stock, have entered into voting agreements with Quantum pursuant to which they have agreed to vote their Starcraft shares in favor of the Merger. General Motors, Quantum’s largest stockholder, owning 14.2% of Quantum’s outstanding common stock (11.4% of the outstanding voting power), has entered into a voting agreement with Starcraft agreeing to vote in favor of the transaction. The Merger is intended to qualify as a reorganization for federal income tax purposes.

The foregoing description of the Merger and the Merger Agreement is not a complete description of the terms of the Merger and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. Starcraft issued a press release on November 23, 2004 announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

2

Quantum intends to file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement/prospectus of Quantum and Starcraft and other relevant materials in connection with the proposed transaction. The joint proxy statement/prospectus will be mailed to the shareholders of Starcraft and Quantum. Investors and securityholders of Starcraft and Quantum are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about Starcraft, Quantum and the proposed transaction. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Starcraft or Quantum with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Starcraft by contacting Joe Katona, Starcraft’s Chief Financial Officer, 1123 S. Indiana Ave, Goshen, IN 46528 — Telephone: (574) 534-7827. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Starcraft, Quantum and their respective directors, executive officers and members of management and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Starcraft and Quantum in favor of the proposed transaction. Information about persons who may be considered participants in the solicitation of the stockholders of Starcraft and Quantum under the rules of the Commission and their respective interests in the proposed transaction will be available in the joint proxy statement/prospectus.

In addition to the Registration Statement, Starcraft and Quantum file annual, quarterly, and special reports, proxy statements and other information with the Commission. You may obtain copies of any reports, statements, or other information filed by Starcraft or Quantum at the Commission’s website or public reference rooms. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

Item 2.02 Results of Operations and Financial Condition.

On November 23, 2004, the Registrant issued a press release reporting its results of operations and financial condition for fiscal year 2004 and for its fourth quarter ended October 3, 2004.

A copy of the press release is attached as Exhibit 99.2 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 3.03 Material Modification to Rights of Security Holders.

On November 23, 2004, the Board of Directors of Starcraft adopted the Second Amendment (the “Rights Amendment”) to the Rights Agreement dated as of August 12, 1997, between Starcraft and Computershare Investor Services LLC (as amended, the “Rights Agreement”), which renders the Rights (as defined in the Rights Agreement) inapplicable to the transactions contemplated by the Merger Agreement.

3

The foregoing description of the Rights Amendment is not a complete description of the terms of the Rights Amendment and is qualified in its entirety by reference to the complete text of the Rights Amendment, filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, by and among Starcraft Corporation, Quantum Fuel Systems Technologies Worldwide, Inc. and Quake Sub, Inc., dated November 23, 2004
4.1	Second Amendment to Rights Agreement, by and between Starcraft Corporation and Computershare Investor Services LLC dated November 23, 2004
99.1	Press Release dated November 23, 2004, announcing the execution of the Merger Agreement
99.2	Press Release dated November 23, 2004, reporting the Registrant's results of operations and financial condition

_________________

* Schedules and similar attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b) of Regulation S-K. Starcraft will furnish supplementally a copy of any omitted schedule or similar attachment to the Commission upon request.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 24, 2004

Starcraft Corporation By: /s/ Joseph E. Katona, III —————————————— Name: Joseph E. Katona, III Title: Chief Financial Officer

5